UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2006
SINA Corporation
(Exact name of Registrant as specified in Charter)

Cayman Islands	000-30698	52-2236363
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
Room 1802, United Plaza
1468 Nan Jing Road West
Shanghai 200040, China
(Address of Principal Executive Offices) (Zip Code)
(86-21) 6289 5678
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective as of May 8, 2006, Yan Wang resigned as the Chief Executive Officer of SINA Corporation (the “Company”). Mr. Wang will remain a director of the Company. Upon the recommendation of the members of the Board of Directors who are “independent” under the current rules of the Nasdaq Stock Market (the “Selection Body”), which group is responsible for board member recommendations, the Board of Directors (the “Board”) elected Mr. Wang to serve as the Vice Chairman of the Board.
     The Board appointed Charles Chao as the Company’s Chief Executive Officer effective as of the resignation of Mr. Wang as Chief Executive Officer of the Company. In connection with his appointment, Mr. Chao resigned as the Chief Financial Officer of the Company. Mr. Chao will remain as the Company’s President. In addition, effective as of the resignation of Mr. Wang, the Board of Directors increased the size of the Board of Directors to ten directors and, upon the recommendation of the Selection Body, elected Mr. Chao as a member of the Board.
     Mr. Chao, 40, has served as the Company’s President since September 2005 and as its Chief Financial Officer since February 2001. Mr. Chao served as the Company’s Co-Chief Operating Officer from July 2004 to September 2005 and as its Executive Vice President from April 2002 to June 2003. From September 1999 to January 2001, Mr. Chao served as the Company’s Vice President, Finance. Prior to joining the Company, Mr. Chao served as an experienced audit manager at PricewaterhouseCoopers, LLP, an accounting firm. Mr. Chao holds a Master of Professional Accounting degree from University of Texas at Austin, an M.A. in Journalism from University of Oklahoma and a B.A. in Journalism from Fudan University in Shanghai, China.
     Mr. Chao currently receives an annual base salary of $260,000. In addition to the base salary, Mr. Chao may earn cash-based incentive compensation based on the achievement of certain financial targets. The Board of Directors of the Company has not yet determined a new compensation package for Mr. Chao as the Company’s Chief Executive Officer. Mr. Chao will continue to be eligible to participate in the Company’s 1999 Stock Plan.

     Effective as of May 8, 2006, the Board appointed Herman Yu, who was the Company’s Vice President and Corporate Controller, as Acting Chief Financial Officer. The Board of Directors of the Company has formed a committee to search for a permanent Chief Financial Officer of the Company. Mr. Chao is a member of this committee.
     Mr. Yu, 35, has served as the Company’s Vice President and Corporate Controller since September 2004. Prior to joining SINA, Mr. Yu worked at Adobe Systems, Inc., a business and mobile software and services company, as the Corporate Marketing Controller from June 2001 to September 2004 and as the Chief Auditor from January 1999 to May 2001. Mr. Yu also held various finance and accounting management positions at Cadence Design Systems, Inc., an electronic design automation technologies and engineering services company, and VeriFone, Inc., a point-of-sale system solutions company. Mr. Yu began his career with Arthur Andersen and is a California Certified Public Accountant. Mr. Yu holds a Masters of Accountancy from the University of Southern California and a Bachelor of Arts in Economics from the University of California. He is a member of the American Institute of Certified Public Accountants (AICPA) and Financial Executive Institute (FEI).
     A press release announcing the foregoing management and director changes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release issued by SINA Corporation Announcing Management and Director Changes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINA CORPORATION (Registrant)
Date: May 12, 2006	By:	/s/ Charles Chao
Charles Chao
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release Issued by SINA Corporation Announcing Management and Director Changes.